UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2008

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, the Compensation Committee of the Board of Directors of Nanometrics Incorporated (the “Company”) approved the terms of an employment agreement (the “Employment Agreement”) between the Company and its Chief Financial Officer and Vice President of Finance and Administration, Gary C. Schaefer.

Pursuant to the Employment Agreement, Mr. Schaefer will be paid an annual base salary of $300,000 and will be eligible to participate in all Company employee benefit plans, policies and arrangements that are provided to the other executive officers and employees of the Company. Additionally, as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007, Mr. Schaefer was granted a non-qualified option for 50,000 shares of common stock and an award of 20,000 restricted stock units. The shares subject to the option will vest over a three-year period from the date of grant, with one-third of the total number vesting on the first anniversary of the date of grant, and 1/36th of the total number vesting ratably on a monthly basis thereafter. The restricted stock units will vest over a three-year period from the date of grant, with one-third of the total number vesting on each annual anniversary of the date of grant.

Mr. Schaefer will also be eligible for an annual bonus payment of up to $120,000 if the Company meets certain milestones included in an operating plan to be approved by the Board of Directors, a guaranteed quarterly bonus of $20,000 for the fourth fiscal quarter of 2007, guaranteed quarterly bonuses of $30,000 for the first and second fiscal quarters of 2008 and certain severance benefits, including twelve months continuing salary, performance bonus plan participation, health benefits and Exec-U-Care reimbursements for eligible expenses, and acceleration of all equity awards upon a termination without cause. Also, the Company intends to enter into its standard form of indemnification agreement with Mr. Schaefer on substantially the same terms as those entered into with the Company’s other executive officers.

Since November 2007, Mr. Schaefer, 53, has served as the Company’s Chief Financial Officer and Vice President of Finance and Administration. Mr. Schaefer has also served as the Company’s Director of Internal Audit during 2007 and as an internal audit consultant to the Company during 2005 and 2006. Prior to joining the Company, Mr. Schaefer served as a Sarbanes-Oxley consultant with Resources Global Inc., the operating subsidiary of Resources Connection, Inc., a multinational professional services firm, from March 2004 to March 2005. From August 2003 to January 2004, Mr. Schaefer served as Chief Financial Officer for Logic Devices Incorporated, a digital integrated circuits development company. Mr. Schaefer holds a B.S. in Biology/Accounting and an M.B.A. from Santa Clara University.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2008	NANOMETRICS INCORPORATED

/s/ Timothy J. Stultz
Timothy J. Stultz
President and Chief Executive Officer